UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☑	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-12

ExpressJet Holdings, Inc.

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EXPRESSJET HOLDINGS, INC. COMMENCES MAILING OF DEFINITIVE PROXY MATERIALS FOR NOVEMBER 10th SPECIAL MEETING

ExpressJet Board unanimously recommends stockholders vote FOR approval of merger agreement between ExpressJet and SkyWest, Inc.

Stockholders of Record on September 27, 2010 Eligible to Vote

HOUSTON, Oct. 18, 2010 – ExpressJet Holdings, Inc. (NYSE: XJT) announced that it has commenced the mailing of definitive proxy materials to ExpressJet stockholders for the purpose of voting on a proposal to adopt and approve the merger agreement between SkyWest, Inc. and ExpressJet Holdings, Inc. The special meeting of stockholders will be held on Wednesday, November 10, 2010. ExpressJet stockholders of record as of the close of business on September 27, 2010, will be entitled to vote and will be mailed a definitive proxy statement in connection with the special meeting. The board of directors of ExpressJet has unanimously determined that the merger agreement is in the best interests of ExpressJet and its stockholders, and recommends that stockholders vote “FOR” the proposal to adopt and approve the merger agreement.

On August 4, 2010, ExpressJet and SkyWest announced that they entered into a definitive merger agreement whereby SkyWest, Inc. will acquire all of the outstanding common stock of ExpressJet for $6.75 per share in cash subject to the conditions of the definitive merger agreement. SkyWest, Inc. advised that its intention is that ExpressJet Airlines will be merged with its wholly-owned subsidiary, Atlantic Southeast Airlines, following the closing of the transaction and receipt of all required regulatory approvals. The companies announced on September 13, 2010 that the Federal Trade Commission granted early termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act and on September 30, 2010, the Department of Transportation provided the necessary approval for the transaction to go forward.

Stockholders are encouraged to read ExpressJet’s definitive proxy materials in their entirety as they provide, among other things, a detailed discussion of the process that led to the execution of the merger agreement and the reasons behind ExpressJet’s board of directors’ unanimous recommendation that stockholders adopt and approve the merger agreement. Stockholders with questions about the merger agreement or that need assistance voting their shares should contact ExpressJet’s proxy solicitor, Morrow & Co., LLC toll-free at (800) 662-5200 or at (203) 658-9400.

About ExpressJet

ExpressJet Holdings operates several divisions designed to leverage the management experience, efficiencies and economies of scale present in its subsidiaries, including ExpressJet Airlines, Inc. and ExpressJet Services, LLC. ExpressJet Airlines serves 135 scheduled destinations in North America and the Caribbean with approximately 1,400 departures per day. Operations include capacity purchase agreements for United and Continental as well as providing clients customized 50-seat charter options; and supplying third-party aviation and ground handling services. For more information, visit www.expressjet.com.

ExpressJet Announces Special Stockholder Meeting/Page2

About SkyWest

Atlantic Southeast, based in Atlanta, Georgia, and SkyWest Airlines, Inc., (“SkyWest Airlines”) based in St. George, Utah, are wholly-owned subsidiaries of SkyWest. Atlantic Southeast operates as a Delta Connection carrier under a contractual agreement with Delta Air Lines (“Delta”) and as a United Express carrier under a contractual agreement with United Air Lines (“United”). SkyWest Airlines operates as United Express and Delta Connection carriers under contractual agreements with United and Delta, respectively.

SkyWest Airlines also has a marketing agreement with AirTran Airways, Inc. System-wide, SkyWest currently serves a total of approximately 225 cities in the United States, Canada, Mexico and the Caribbean, with approximately 2,800 daily departures. This press release and additional information regarding SkyWest can be accessed at www.skywest.com.

Important Information for Investors and Stockholders

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. The transaction will be submitted to the stockholders of ExpressJet Holdings, Inc. (“XJT”) for their approval.

In connection with the transaction, XJT filed a definitive proxy statement with the Securities and Exchange Commission (“SEC”) on October 18, 2010. The definitive proxy statement is being mailed to stockholders of XJT. XJT and SkyWest, Inc. (“SKYW”) may also file other documents with the SEC regarding the transaction.

INVESTORS AND SECURITY HOLDERS OF EXPRESSJET ARE URGED TO READ THE PROXY STATEMENT AND OTHER RELEVANT DOCUMENTS THAT HAVE BEEN FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT XJT AND THE TRANSACTION.

Investors and stockholders may obtain free copies of the proxy statement and other documents containing important information about XJT and SKYW through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by XJT are available free of charge on XJT’s website at www.expressjet.com under the tab “Investors” or by contacting XJT’s Investor Relations Department at (832) 353-1409. Copies of the documents filed with the SEC by SKYW are available free of charge on SKYW’s website at www.skywest.com under the tab “Invest” or by contacting SKYW’s Investor Relations Department at (435) 634-3203. None of the information included on any web site maintained by XJT, SKYW or any of their affiliates, or any other Internet web site linked to any such web site, is incorporated by reference in or otherwise made a part of this press release.

XJT, SKYW and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of XJT in connection with the transaction. Information about the directors and executive officers of XJT is set forth in its proxy statement for its 2010 annual meeting of stockholders, which was filed with the SEC on April 2, 2010. Information about the directors and executive officers of SKYW is set forth in its proxy statement for its 2010 annual meeting of stockholders, which was filed with the SEC on March 12, 2010. These documents can be obtained free of charge from the sources indicated above. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, in the transaction is contained in the proxy statement and other relevant materials filed with the SEC.

ExpressJet Announces Special Stockholder Meeting/Page 3

Forward Looking Statements

This communication contains “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 that are not limited to historical facts, but reflect XJT’s and SKYW’s current beliefs, expectations or intentions regarding future events. Words such as “may,” “will,” “could,” “should,” “expect,” “plan,” “project,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “pursue,” “target,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, XJT’s and SKYW’s expectations with respect to the synergies, costs and other anticipated financial impacts of the transaction; future financial and operating results of the combined company; the combined company’s plans, objectives, expectations and intentions with respect to future operations and services; approval of the transaction by stockholders and by governmental regulatory authorities; the satisfaction of the closing conditions to the transaction; and the timing of the completion of the transaction. No assurance can be given that the transaction will be completed or that completion will not be delayed.

All forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements, many of which are generally outside the control of XJT and SKYW and are difficult to predict. Examples of such risks and uncertainties include, but are not limited to, (1) the possibility that the transaction is delayed or does not close, including due to the failure to receive required stockholder or regulatory approvals, the taking of governmental action (including the passage of legislation) to block the transaction, or the failure of other closing conditions, and (2) the possibility that the expected synergies will not be realized, or will not be realized within the expected time period, because of, among other things, the progress of the merger between Continental Airlines, Inc. and United Air Lines, Inc., global economic conditions, competitive actions taken by other airlines, terrorist attacks, natural disasters, difficulties in integrating the two airlines, the willingness of customers to travel by air, actions taken or conditions imposed by the U.S. and foreign governments or other regulatory matters, excessive taxation, further industry consolidation and changes in airlines alliances, the availability and cost of insurance and public health threats.

XJT and SKYW caution that the foregoing list of factors is not exclusive. Additional information concerning these and other risk factors is contained in XJT’s and SKYW’s most recently filed Annual Reports on Form 10-K, subsequent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K, and other SEC filings. All subsequent written and oral forward-looking statements concerning XJT, SKYW, the transaction or other matters and attributable to XJT, SKYW or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements above. Neither XJT nor SKYW undertakes any obligation to publicly update any of these forward-looking statements to reflect events or circumstances that may arise after the date hereof.

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